Exhibit 10.1

Voting Agreement

This VOTING AGREEMENT (this “Agreement”) dated as of February 21, 2023, is entered into by and between Double Diamond Holdings Ltd., an Ontario corporation (“Stockholder”), and Tilray Brands, Inc., a Delaware corporation (the “Company”).  The Company and Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.

WHEREAS, concurrently with the execution of this Agreement, the Company and Stockholder have entered, or will enter, into an assignment and assumption agreement (as the same may be amended from time to time, the “Assignment Agreement”), providing for, among other things, the assignment and transfer (the “Assignment”) of a promissory note issued by 1974568 Ontario Limited, an Ontario corporation, in favor of the Stockholder in the amount of $6,648,304 to the Company in exchange for (i) 2,208,739 shares of class 2 common stock, par value $0.0001 per share, of the Company (“Class 2 Common Stock”); and (ii) 120,000 shares of Series A preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”);

WHEREAS, in order to induce the Company to enter into the Assignment Agreement, Stockholder is making certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Class 2 Common Stock and shares of Preferred Stock Beneficially Owned by Stockholder, in each case, as set forth on Schedule A hereto (the “Original Shares” and, together with any additional shares of capital stock of the Company Stockholder acquires legal or beneficial ownership of or control or direction over after the date of this Agreement, the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Assignment Agreement, the Company has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Assignment Agreement.  When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person.  For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

(b)          “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance).  For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(c)          “Beneficial Owner” means the Person who Beneficially Owns the referenced securities.

(d)          “Business Day” means any day, other than Saturday, Sunday, or any day on which SEC or banking institutions located in New York, New York, or Toronto, Canada are authorized or required by Law or other governmental action to close.

(e)          “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, as amended.

(f)          “Charter Amendments” means, jointly and severally, any proposal to adopt amendments to the Certificate of Incorporation (as the same may be set forth and more particularly described in any definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission) by (a) eliminating provisions relating to the Company’s Class 1 common stock, par value $0.0001 per share (the “Class 1 Common Stock”), in connection with the previous automatic conversion of all issued and outstanding shares of Class 1 Common Stock into shares of Class 2 Common Stock, (b) reclassifying the authorized shares of Class 1 Common Stock as Class 2 Common Stock, and (c) adding a provision to automatically reclassify each issued and outstanding share of Class 2 Common Stock as one share of common stock, par value $0.0001, of the Company(“Common Stock”), the cumulative result being the Company having only two classes of stock authorized for issuance—Common Stock and Preferred Stock.

(g)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)          “Expiration Time” has the meaning set forth in Section 8.

(i)          “Governmental Entity” means any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

(j)          “Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

(k)          “Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

(l)          “Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

(m)          “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(n)          “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors.

(o)          “Takeover Proposal” means with respect to the Company, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions, involving any: (i) direct or indirect acquisition of assets of such party hereto or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of such party and its subsidiaries’ consolidated assets or to which 15% or more of such party’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (ii) direct or indirect acquisition of 15% or more of the voting equity interests of such party hereto or any of its subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; (iii) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of such party hereto; (iv) merger, consolidation, other business combination, or similar transaction involving such party hereto or any of its subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; (v) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such party hereto or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; or (vi) any combination of the foregoing.

2.          Representations of Stockholder.

Stockholder represents and warrants to the Company that:

(a)          Ownership of Shares. Stockholder (i) is the Beneficial Owner of, and has good and marketable title to, all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting and sole disposition power over all of the Original Shares.  Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)          Disclosure of All Shares Owned.  Stockholder does not Beneficially Own any shares of capital stock of the Company other than the Original Shares.

(c)          Power and Authority; Binding Agreement.  Stockholder has full corporate power and authority  to enter into, execute, and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b))).  This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally.

(d)          No Conflict.  The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares pursuant to, any agreement or other instrument or obligation including constating documents binding upon Stockholder or any of the Shares.

(e)          No Consents.  No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement.

(f)          No Litigation.  There is no Legal Action pending against, or, to the knowledge of Stockholder, threatened against or affecting, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3.          Agreement to Vote Shares; Irrevocable Proxy.

(a)          Agreement to Vote and Approve.  Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to any of the following matters, to vote or cause the holder of record to vote the Shares (i) in favor of (1) the Charter Amendments; and (2) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Charter Amendments; and (ii) against (1) any any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company or Stockholder under the Assignment Agreement, or of Stockholder under this Agreement, and (2) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely approval of the Charter Amendments or the holding of the meeting to vote thereon (including any adjournment or postponement thereof) or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s organizational documents which are not otherwise consistent with the Charter Amendments); provided, however, that any such Shares of Preferred Stock voted on such proposals shall, automatically and without further action of Stockholder, be voted in the same proportion as Shares of Class 2 Common Stock (excluding any Shares of Class 2 Common Stock that are not voted) that are entitled to vote on such proposals are voted on the Charter Amendments.  For the avoidance of doubt, and for illustrative purposes only, if 30% of the aggregate votes cast by Shares of Class 2 Common Stock in connection with the Charter Amendments are voted against such proposal, and 70% of the aggregate votes cast by Shares of Class 2 Common Stock, voting in connection with the Charter Amendments, are voted in favor thereof, then 30% of the votes cast by the Shares of Preferred Stock voting in connection with the Charter Amendments shall vote against the approval of the Charter Amendments, and 70% of such votes shall be cast in favor of the Charter Amendments.

(b)          Irrevocable Proxy.  Stockholder hereby appoints the Company and any designee of the Company and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a).  This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.  This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares.  The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the bankruptcy of Stockholder.  The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.          No Voting Trusts or Other Arrangement.

Stockholder agrees that, during the term of this Agreement, Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.

5.          Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law, or otherwise), or encumber (“Transfer”) any of the shares of Preferred Stock or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Preferred Stock shares or Stockholder’s voting or economic interest therein.  Any attempted Transfer of the Preferred Stock shares or any interest therein in violation of this Section 5 shall be null and void.

6.          Additional Shares.

Stockholder agrees that all shares of capital stock of the Company that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7.          Waiver of Certain Actions.

Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company, or any of its subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Assignment Agreement (including any claim seeking to enjoin or delay any meeting held to vote upon the Charter Amendments); or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the board of directors of the Company in connection with the Charter Amendments, Assignment Agreement, this Agreement, or the transactions contemplated thereby or hereby.

8.          Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”) (a) the Conversion Time (as defined in the certificate of designation for the Preferred Stock, as attached to the Assignment Agreement); (b) the date on which the Assignment Agreement is terminated in accordance with its terms; and (c) the termination of this Agreement by mutual written consent of the Parties.  Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

9.          No Solicitation.

Stockholder shall not, and shall cause its subsidiaries not to, and shall use it reasonable best efforts to cause its Affiliates’ and Representatives not to: (a) directly or indirectly solicit, seek, initiate, knowingly encourage, or knowingly facilitate any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (b) directly or indirectly engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any information in connection with or for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to a Takeover Proposal; (d) solicit proxies with respect to a Takeover Proposal or otherwise encourage or assist any Person in taking or planning any action that could reasonably be expected to compete with, restrain, or otherwise serve to interfere with or inhibit the timely approval of the Charter Amendments or the holding of the meeting to vote thereon (including any adjournment or postponement thereof); or (e) initiate a stockholders’ vote or action by written consent of the Company’s stockholders with respect to a Takeover Proposal.

10.          Further Assurances.

Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

11.          Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

12.          Specific Performance.

Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages.  Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law.  Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

13.          Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof.  This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto.  No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

14.          Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.  Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14):

If to the Company:

Tilray Brands, Inc.
265 Talbot Street West
Leamington ON N8H 5L4
Canada
Attention:	Mitchell Gendel, Global General Counsel
Email:	mitchell.gendel@tilray.com

with copies (which shall not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas, 25th Floor
New York, New York 10020
Attention:	Christopher P. Giordano
Email:	christopher.giordano@us.dlapiper.com

DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St W
Toronto ON M5X 1E2
Canada
Attention:	Russel Drew
Email:	russel.drew@dlapiper.com

If to Stockholder, to the mailing address or email address set forth for Stockholder on Schedule A hereof.

15.          Indemnity

The Company (as “Indemnifying Party”) shall indemnify and hold harmless the Stockholder and its officers and directors (collectively, the “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines or costs (collectively, “Losses”), arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise (“Claim”) relating to the issuance of Preferred Stock to the Stockholder under the terms of this Agreement.

Notwithstanding anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim, or corresponding Losses, arise out of or result from, in whole or in part, any Indemnified Party’s:

(a)          Wilful, reckless or negligent acts or omissions; or

(b)          Failure to comply with any of its obligations set forth in this Agreement.

16.          Miscellaneous.

(a)          Governing Law.  This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to, or in connection with this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)          Submission to Jurisdiction.  Each of the Parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Delaware.  Each of the Parties hereto agrees that service of process or other papers in connection with any such Legal Action in the manner provided for notices in Section 14 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.  Each of the Parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts.  Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 15(b) (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(c).

(d)          Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Assignment is consummated.

(e)          Severability.  If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(g)          Section Headings.  All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)          Assignment.  Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.  Any assignment contrary to the provisions of this Section 15(h) shall be null and void.

(i)          No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

TILRAY BRANDS, INC.

By:	/s/ Mitchell Gendel
	Name:	Mitchell Gendel
	Title:	Global General Counsel

DOUBLE DIAMOND HOLDINGS LTD.

By:	/s/ Christopher Mastronardi
	Name:	Christopher Mastronardi
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

SCHEDULE A

STOCKHOLDER INFORMATION

and

BENEFICIAL OWNERSHIP OF SHARES

Stockholder Name:	Double Diamond Holdings Ltd.
Stockholder Address:	P.O. Box 251 Leamington ON N8H 3W2 Canada
Stockholder Email Address:	chris@doublediamondacres.com
Shares of Class 2 Common Stock Beneficially Owned:*	2,208,739
Shares of Preferred Stock Beneficially Owned:	120,000
Total number of Shares Beneficially Owned:	2,328,739

*excluding shares of Class 2 Common Stock into which shares of Preferred Stock are convertible

[Schedule A to Voting Agreement]